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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Employee Stock Purchase Plan and the Supplemental Employee Stock Purchase Plan of ALZA Corporation of our report dated February 13, 1998 with respect to the consolidated financial statements and schedule of ALZA Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
January 19, 1999